Exhibit 3.9
ARTICLES OF ORGANIZATION
OF
BURGER KING INTERAMERICA, LLC
a Florida limited liability company
1.	The name of this limited liability company is BURGER KING INTERAMERICA, LLC (the “Company”).

2.	The principal place of business and the mailing address of the Company is:
5505 BLUE LAGOON DRIVE
MIAMI, FL 33126 US
3.	The name and address of the registered agent of the Company is:
C T CORPORATION
1200 SOUTH PINE ISLAND ROAD
PLANTATION, FL 33324
4.	The Company is to be managed by one or more managers. The names and addresses of the initial managers are:
John W. Chidsey
Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126
Ben K. Wells
Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126
Anne Chwat
Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126
Peter Smith
Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126
5.	The name and address of the initial sole shareholder is:
Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126

     IN WITNESS WHEREOF, the undersigned authorized representative of BURGER KING INTERAMERICA, LLC has executed these Articles of Organization this 27th day of September 2006.

/s/ Anne Chwat
Name:	Anne Chwat
Title:	General Counsel & Secretary

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